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                                                                EXHIBIT 10.(x)


                      AMENDMENT TO PRINCIPLES OF AGREEMENT


Whereas this amendment is dated June 17, 1997 and entered into by and between MAXWELL ENERGY AND METALS TECHNOLOGIES LTD. (referred to as "Maxwells"), and NEVADA MANHATTAN MINING INCORPORATED, (referred to as "Nevada"). Maxwells and Nevada are hereinafter referred to as the "Parties."

The purpose of this amendment is to amend the terms and conditions contained in the Parties Principles of Agreement dated August 19th, 1996, (hereinafter referred to as POA).

The Parties hereby agree as follows:

Section II, subsection 2(a) of the POA is amended to read as follows:

        These shares will be immediately released to Maxwell upon Nevada receiving an independent valuation of a minimum of Twelve Million Dollars (US$12,000,000) worth of value in mineralization or other natural resources on the subject property in Kalimantan. Valuation of the Property will be appraised by an independent expert appraiser to be mutually chosen by the Parties.

This Amendment to the POA is executed this 28th day of July, 1997 by:



/s/ JEFFREY KRAMER                            /s/ WILLIAM HB CHAN
---------------------------                   ---------------------------------
By: Jeffrey Kramer                            By: William HB Chan


Date: 7-28-97                                 Date: 7-28-1997
Nevada Manhattan Mining                       Maxwell Energy and Metals
Incorporated                                  Technologies, Ltd.